UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2011 (July 21, 2011)

OMNICOM GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-10551	13-1514814
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

437 Madison Avenue, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (212) 415-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

  Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 21, 2011, the Board of Directors (the “Board”) of Omnicom Group Inc. (the “Company”) voted to increase the size of the Board from twelve persons to thirteen persons and to elect Mary C. Choksi as a new director to fill the vacancy created by such increase, effective immediately. Ms. Choksi will hold office as a Director on the Board until the Company’s next annual meeting of shareholders and until her successor is elected and qualifies or until her earlier resignation or removal.

The committees of the Board to which Ms. Choksi will be named have not been determined at this time.

Ms. Choksi has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Choksi and any other person pursuant to which she was selected as a director.

Ms. Choksi will receive compensation for her service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the caption “Directors’ Compensation for Fiscal 2010” in the Company’s Notice of 2011 Annual Meeting of Shareholders and Proxy Statement filed with the Securities and Exchange Commission on April 14, 2011. Ms. Choksi’s compensation as a non-employee director will be prorated to reflect the remainder of the Company’s annual non-employee director compensation program.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
Date: July 25, 2011
	By:	/s/ Michael J. O’Brien

	Name:	Michael J. O’Brien
	Title:	Senior Vice President, General Counsel, and Secretary